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                                                                   Exhibit 4(a)

                       AMENDED ARTICLES OF INCORPORATION

                           THE LAMSON & SESSIONS CO.

                           AS AMENDED AUGUST 22, 1988

                     FILED WITH SECRETARY OF STATE OF OHIO
                             ON SEPTEMBER 20, 1988



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                       AMENDED ARTICLES OF INCORPORATION

                                       OF

                           THE LAMSON & SESSIONS CO.

                          CORPORATION CHARTER NO. 2235
                  ORGANIZED IN STATE OF OHIO, NOVEMBER 7, 1883

        ARTICLE I. The name of the corporation is THE LAMSON & SESSIONS CO.

        ARTICLE II. The place in the State of Ohio where the corporation's principal office is located is the City of Cleveland, Cuyahoga County.

        ARTICLE III. The purpose or purposes for which the corporation is formed are:

                (a) To manufacture, own, use, buy, sell, develop, lease, distribute, market, install, repair and generally deal in, at wholesale or retail, metal and non-metal fasteners, chaplets, bolts, nuts, clamps, cap screws, tapping screws, cotter pins, pipe plugs, lock nuts, aircraft and aerospace bolts, special aircraft and aerospace fasteners, and other threaded products and hardware of all kinds and descriptions and for every purpose, and concrete block-making and other machinery of all kinds and descriptions and for every purpose; and to do any and all acts and transact any and all business which shall or may be or become incidental to or arise out of or be connected with such business, or any part thereof.

                (b) To engage generally in the business of the design, manufacture, fabrication, assembly, finishing, processing, distribution, sale, and otherwise to deal in aluminum, steel, brass, plastic, and non-metallic products such as, but not limited to, name plates, labels, seals, escutcheons and decorative metal trim, which are
        printed, stamped, color-filled or       screened, lithographed,
        lithographed-embossed, and/or etched; and to do any and all acts and transact any and all business which shall or may be or become incidental to or arise out of or be connected with such business, or any part thereof.


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                (c) To engage in any mercantile, manufacturing or trading
        business of any kind or character whatsoever, and to do all things incidental to any such business.

                (d) To purchase, acquire, subscribe for, own, hold, use, manage, develop, improve, dispose of, lease, mortgage, pledge, exchange, sell and otherwise deal in real and personal property of all kinds, wherever situated, and any interest or right therein, including shares of stock, bonds, debentures, notes, securities, evidences of indebtedness, contracts and obligations of any corporation, association, partnership, firm or individual, domestic or foreign, either for its own account or for the account of others.

                (e) To acquire, in any manner by purchase or otherwise, apply for, or own, hold, register, use, sell, assign, lease, grant licenses in respect of, mortgage, pledge or otherwise dispose of, letters patent of the United States or any foreign country, patent rights, licenses, concessions and privileges, inventions, improvements and processes, copyrights, trade names, trademarks, and other trade symbols, formulas, and secret processes relating to or useful in connection with any business which the corporation carries on, acquires or has any interest in.

                (f) To buy, sell, acquire, lease, exchange, own or operate the business, goodwill, rights, assets and other property, in whole or in part, and/or to undertake or assume the obligations and liabilities, in whole or in part, of any person, partnership, corporation, firm, association, syndicate, entity, or governmental or public authority, domestic or foreign, and to pay for the same in cash or in the stock, notes, bonds, or debentures of this or any other corporation, or in any other manner; and to guarantee the performance of and to liquidate and pay the obligations and liabilities, and participate in any way in the affairs of any such person, partnership, corporation, firm, association, syndicate, entity, or governmental or public authority; to operate or conduct in any lawful manner the whole or any part of any business so acquired and to exercise all of the powers necessary or convenient in connection with the conduct and management of said business.

                (g) To borrow or raise moneys for any of the purposes of the corporation and from time to time, without limit as to amount, to draw, make, accept, endorse, guarantee, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the

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        payment thereof and of the interest thereon by mortgage on, or pledge, conveyance or assignment in trust of, the whole or any part of the assets of the corporation, real, personal or mixed, including contract rights, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such securities or other obligations of the corporation for its corporate purposes; or to lend money, either without any collateral security or on the security of real or personal property.

                (h) To enter into, make, perform and carry out, or cancel and rescind contracts of every kind and for any lawful purpose with any person, firm, association, corporation, syndicate, governmental, municipal or public authority, domestic or foreign, or others; and to act as agent or broker for the purchase or sale of the products or property of any person, firm, association or other corporation engaged in any business in which this corporation is authorized to engage.

                (i) To have offices, conduct its business and promote its purposes in the State of Ohio, and in any or all of the States of the United States, in the District of Columbia, and the territories and dependencies of the United States and in foreign countries, without any restriction whatsoever, and to do all acts requisite or proper to qualify under the laws of, domicile the corporation in, and to do business in any other state, territory, dependency or foreign country.

                (j) To conduct researches, investigations and examinations of businesses and enterprises of every kind and description with the aim of securing information and particulars for the investment and employment of capital.

                (k) To promote, cause to be organized, finance and aid by loan, subsidy, guaranty, contribution of capital or surplus, or otherwise, any corporation, association, partnership, syndicate, entity, person or governmental, municipal or public authority, domestic or foreign, any security of which is held directly or indirectly by or for the corporation, or in the business, financing or welfare of which the corporation shall have any interest, and in connection therewith to guarantee or become surety for the performance of any undertaking or obligation of the foregoing, and to guarantee by endorsement or otherwise the payment of the principal of, or interest or dividends on, any such security of the foregoing; and generally to do any acts or things designed to protect, preserve, improve or enhance the value of any such security.

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                (l) To enter into, promote or conduct any other kind of
        business, contract or undertaking permitted to corporations for profit organized under the General Corporation Law of the State of Ohio and, in connection therewith, to possess and exercise all express and incidental powers and authorities normally conferred upon or permitted such corporations whatsoever calculated directly or indirectly to promote the purposes, business and general welfare of the corporation or to enhance and/or protect the value of its properties.

        The foregoing clauses shall be construed as powers and authorities expressly granted the corporation as well as purposes and objects, and the matters expressed in each clause shall, unless herein otherwise expressly provided, be in no wise limited by reference in or inference from the terms of any other clause, but shall be regarded as independent purposes, objects, powers and authorities; and the enumeration of specific purposes, objects, powers and authorities shall not be construed to limit or restrict in any manner the meaning of general terms or the general capacity, authority, or powers of the corporation conferred by the laws of the State of Ohio; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.

        ARTICLE IV. The maximum number of shares the corporation is authorized to have outstanding is Twenty-four Million Two Hundred Thousand (24,200,000) shares, classified as follows:

                (a) One Million Two Hundred Thousand (1,200,000) shares of Serial Preferred Stock of the par value of $10.00 per share ("Serial Preferred Stock");

                (b) Three Million (3,000,000) shares of Serial Preference Stock without par value ("Serial Preference Stock"); and

                (c) Twenty Million (20,000,000) Common Shares, without par value ("Common Shares").

                                 SUBDIVISION A

           SERIAL PREFERRED STOCK OF THE PAR VALUE OF $10.00 PER SHARE

        The Serial Preferred Stock shall have the following express terms:

        Section 1. Series. The Serial Preferred Stock may be issued from time to time in one or more series. Subject to the provisions of Sections 2 and 4 herein and except in respect of the matters

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that may be fixed by the Board of Directors as hereinafter provided, all shares of Serial Preferred Stock shall have identical rights and each share of a series shall be identical with all other shares of such series. Subject to the provisions of Sections 2 to 6, both inclusive, of this Subdivision, which provisions shall apply to all Serial Preferred Stock, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series to determine and fix prior to the issuance thereof (and thereafter, to the extent provided in clause (b) of this Section) the following:

                (a) The designation of the series, which may be by distinguishing number, letter or title;

                (b) The number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease from time to time before or after the issuance thereof (but not below the number of shares thereof then outstanding);

                (c) The dividend rights of the series which may be: cumulative or noncumulative; at a specified rate, amount, or proportion; with or without further participation rights; and in preference to, junior to, or on a parity in whole or in part with, dividend rights of shares of any other class or of any other series of Serial Preferred Stock;

                (d) The dates on which dividends, if declared, shall be payable and the dates from which dividends shall be cumulative;

                (e) The redemption rights and price or prices, if any, for shares of the series;

                (f) The terms and amount of the sinking fund, if any, for the purchase or redemption of shares of the series;

                (g) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

                (h) Whether the shares of the series shall be convertible into Common Shares or shares of any other class and, if so, the conversion rate or rates or price or prices, any adjustments thereof and all other terms and conditions upon which such conversion may be made; and

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                (i) Restrictions (in addition to those set forth in Section 5(c)
        of this Subdivision) on the issuance of shares of the same series or of any other class or series.

The Board of Directors is authorized to adopt from time to time amendments to the Amended Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) to (i), both inclusive, of this Section.

        Section 2. Dividends.

                (a) The holders of Serial Preferred Stock of each series, in preference to the holders of Serial Preference Stock and Common Shares and of any other class of shares ranking junior to the Serial Preferred Stock, shall be entitled to receive out of any funds legally available and when and as declared by the Board of Directors, dividends at the rate for such series fixed in accordance with the provisions of Section 1 of this Subdivision and no more, payable on the dates fixed for such series. Such dividends shall be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividends shall be paid upon or declared or set apart for any series of the Serial Preferred Stock for any dividend period unless at the same time all dividends for the dividend periods terminating on the same or any earlier date for the Series A Preferred Stock, if any, shall have been paid or declared or set apart for any such Series A Preferred Stock then issued and outstanding and entitled to receive such dividends. Accumulations of dividends shall not bear interest. A "dividend period" in respect of any share is the period between any two consecutive dividend payment dates, including the first of such dates as fixed for the series to which such share shall belong.

                (b) So long as any Serial Preferred Stock shall be outstanding no dividend, except a dividend payable in Serial Preference Stock, Common Shares or other shares ranking junior to the Serial Preferred Stock, shall be paid or declared or any distribution be made, except as aforesaid, in respect of the Serial Preference Stock, Common Shares or any other shares ranking junior to the Serial Preferred Stock, nor shall any Serial Preference Stock, Common Shares or any other shares ranking junior to the Serial Preferred Stock be purchased, retired or otherwise acquired by the corporation, unless: (1) all accrued and unpaid dividends on Serial Preferred Stock, including the full dividends for the current dividend period, shall have been declared and paid or a sum (either in cash or Common Shares) sufficient for payment thereof set apart; and

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(2) there shall be no arrearages with respect to the redemption of Serial
Preferred Stock of any series from any sinking fund provided for shares of such series in accordance with the provisions of Section 1 of this Subdivision.

Section 3. Redemption.

        (a) Subject to the express terms of each series and to the provisions of
Section 5(c)(3) of this Subdivision, the corporation:

                (1) May, from time to time at the option of the Board of Directors, redeem all or any part of any redeemable series of Serial Preferred Stock at the time outstanding at the applicable redemption price for such series fixed in accordance with the provisions of Section 1 of this Subdivision; and

                (2) Shall, from time to time, make such redemptions of each series of Serial Preferred Stock as may be required to fulfill the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price fixed in accordance with the provisions of Section I of this subdivision;

and shall in each case pay all accrued and unpaid dividends to the redemption date.

        (b) (1) Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of the Serial Preferred Stock to be redeemed at their respective addresses then appearing on the books of the corporation, not less than 30 days nor more than 60 days prior to the date fixed for such redemption. At any time after notice as provided above has been deposited in the mail, the corporation shall irrevocably deposit the aggregate redemption price of the shares of Serial Preferred Stock to be redeemed, together with accrued and unpaid dividends thereon to the redemption date, with any bank or trust company in Cleveland, Ohio or New York, New York, having capital and surplus of not less than $50,000,000,00, named in such notice, directed to be paid to the respective holders of the shares of Serial Preferred Stock to be so redeemed, in amounts equal to the redemption price of all shares of Serial Preferred Stock to be so redeemed, on surrender of the stock certificate or certificates held by such holders; and upon the deposit of such notice in the mail and the making of such deposit of money with such bank or trust

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        company, on the date set for such redemption, so long as sufficient moneys are on deposit to effect the redemption, such holders shall cease to be shareholders with respect to such shares; and from and after the time such notice shall have been so deposited and such deposit of money shall have been so made, on the date set for such redemption, so long as sufficient moneys are on deposit to effect the redemption, such holders shall have no interest or claim against the corporation with respect to such shares, except only the right to receive promptly, upon presentation and surrender of the shares of Serial Preferred Stock to be so redeemed, such money from such bank or trust company without interest or to exercise, before the redemption date, any unexpired privileges of conversion. In the event less than all of the outstanding shares of Serial Preferred Stock (or any series thereof) are to be redeemed, the corporation shall select the shares to be so redeemed in such manner so as to most closely make such redemption pro rata (on the basis of percentage holdings) among the holders (such pro rata determination to be made only in whole shares).

                (2) If the holders of shares of Serial Preferred Stock which have been called for redemption shall not, within six years after such deposit, claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the corporation such unclaimed amounts and thereupon such bank or trust company and the corporation shall be relieved of all responsibility in respect thereof and to such holders. In the event that the corporation shall, at such time, no longer be existing as an operating corporation then all such unclaimed amounts shall be paid over to any successor corporation or, if no successor corporation shall exist, then to the State of Ohio.

        (c) Any shares of Serial Preferred Stock which are (1) redeemed by the corporation pursuant to the provisions of this Section, (2) purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series, (3) converted in accordance with the express terms thereof, or
(4) otherwise acquired by the corporation, shall be deemed retired and the stated capital of the class to which such redeemed, purchased, converted or otherwise acquired shares belong shall be reduced by an amount equal to the stated capital of such shares.

Section 4.  Liquidation.

        (a) (1) The holders of Serial preferred Stock of any series shall, in the event of voluntary or involuntary liquidation, dissolution or wind up of the affairs of the

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        corporation, be entitled to receive in full out of the net assets of the corporation, including its capital, before any amount shall be paid or distributed among the holders of Serial Preference Stock, Common Shares or any other shares ranking junior to the Serial Preferred Stock, the amounts fixed with respect to shares of such series in accordance with
        Section 1 of this Subdivision, plus an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the corporation; provided, however, that the holders of the Series A Preferred Stock, if any, shall receive in full all such preferential amounts payable thereon before any amount shall be paid or distributed among the holders of any other series of Serial A Preferred Stock. In the event the net assets of the corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Serial Preferred Stock of the full preferential amount to which they are respectively entitled, then, after payment in full to the holders of the Series A Preferred Stock, such remaining net assets shall be distributed ratably upon outstanding shares of any other Serial Preferred Stock in proportion to the full preferential amount to which each such share is entitled. In the event the net assets of the corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Series A Preferred Stock of the full preferential amount to which the holders thereof are entitled, then such net assets shall be distributed ratably upon the outstanding shares of Series A Preferred Stock in proportion to the full preferential amount to which each such shares is entitled.

                (2) After payment to the holders of Serial Preferred Stock of the full preferential amounts as aforesaid, the holders of Serial Preferred Stock, as such, shall have no right or claim to any of the remaining assets of the corporation.

        (b) The merger or consolidation of the corporation into or with any other corporation, the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the corporation, shall not be deemed to be a dissolution, liquidation or winding up for the purposes of this Section.

Section 5.  Voting.

        (a) Except as provided by Sections 5(b), (c) and (d) hereof, the Serial Preferred Stock shall not be accorded any voting privileges as long as such stock is held, directly or

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indirectly, by the persons to whom it was initially issued (such persons hereinafter referred to as the "Initial Recipients"). At such time, however, as any Initial Recipient shall sell, assign, transfer or otherwise dispose of any shares of Serial Preferred Stock for valuable consideration received and the Initial Recipient shall no longer be the holder of record of such shares of Serial Preferred Stock on the records of the corporation, such shares in the possession of such transferee shall be accorded voting privileges identical to the voting rights accorded the holders of Common Shares except where the holders of Serial Preferred Stock shall have the right to vote on any issue as a class (including with other series of Serial Preferred Stock), in which case, such holders shall only vote on such issues as a class. The voting privileges accorded to the transferee of an Initial Recipient shall be in addition to those accorded by Sections 5(b), (c) and (d) hereof. Except when voting as a class, the Serial Preferred Stock so transferred shall be deemed to be Common Shares for purposes of determining the existence of a quorum or a sufficient affirmative vote required to take any action which action is required by these Amended Articles of Incorporation or the Amended Code of Regulations of the corporation to be submitted to a vote by the shareholders.

                (b) (1) If, and so often as, the corporation shall be in default in the payment of the equivalent of six full quarterly dividends (whether or not consecutive) on any series of Serial Preferred Stock at the time outstanding, whether or not earned or declared, or if the corporation fails to meet a payment, in full, required under any sinking fund applicable to any series of Serial Preferred Stock, the holders of Serial Preferred Stock of all series, voting separately as a class, shall be entitled to elect, as herein provided, two members of the Board of Directors of the corporation; provided, however, that the holders of shares of Serial Preferred Stock shall not have or be entitled to exercise such special class voting rights except at meetings of such shareholders for the election of Directors at which the holders of not less than fifty percent (50%) of the outstanding shares of Serial Preferred Stock of all series then outstanding are present in person or by proxy; and provided further that the special class voting rights provided for in this paragraph when the same shall have become vested shall remain so vested until all accrued and unpaid dividends and all accrued and unpaid sinking fund payments on the Serial Preferred Stock of all series then outstanding

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                shall have been paid, whereupon the holders of Serial Preferred
                Stock shall be divested of their special class voting rights in respect of subsequent elections of Directors, subject to the revesting of such special class voting rights in the event hereinabove specified in this paragraph.

                      (2) In the event of default entitling the holders of
                Serial Preferred Stock to elect two Directors as specified in paragraph (1) of this Subsection, a special meeting of such holders for the purpose of electing such Directors shall be called by the Secretary of the corporation upon written request of, or may be called by, the holders of record of at least twenty-five percent (25%) of the shares of Serial Preferred Stock of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the corporation shall not be required to call such special meeting if the annual meeting of shareholders or any other special meeting of shareholders called or to be called for a different purpose shall be held within 120 days after the date of receipt of the foregoing written request from the holders of Serial Preferred Stock. At any meeting at which the holders of Serial Preferred Stock shall be entitled to elect Directors, the holders of fifty percent (50%) of the then outstanding shares of Serial Preferred Stock of all series, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which the holders of Serial Preferred Stock are entitled to elect as hereinabove provided. Notwithstanding any provision of these Amended Articles of Incorporation or the Amended Code of Regulations of the corporation or any action taken by the holders of any class of shares fixing the number of Directors of the corporation, the two Directors who may be elected by the holders of Serial Preferred Stock pursuant to this Subsection shall serve in proposed to be elected otherwise than pursuant to this Subsection. Nothing in this Subsection shall prevent any change otherwise permitted in the total number of Directors of the corporation or require the resignation of any Director elected otherwise than pursuant to this Subsection. Notwithstanding any classification of the other Directors of the corporation, the two Directors elected by the holders of Serial Preferred Stock shall

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                be elected annually for the terms expiring at the next
                succeeding annual meeting of shareholders; provided, however, that whenever the holders of Serial Preferred Stock shall be divested of the voting power as above provided, the terms of office of all persons elected as Directors by the holders of the Serial Preferred Stock as a class shall immediately terminate and the number of Directors shall be reduced accordingly.

                (c) The affirmative vote or consent of the holders of at least sixty percent (60%) of the shares of Serial Preferred Stock at the time outstanding, voting or consenting separately as a class, given in person or by proxy either in writing or at a meeting called for the purpose, shall be necessary to effect any one or more of the following (but so far as the holders of Serial Preferred Stock are concerned, such action may be effected with such vote or consent):

                      (1) Any amendment, alteration or repeal of any of the
                provisions of the Amended Articles of Incorporation or of the Amended Code of Regulations of the corporation which affects adversely the preferences or voting or other rights of the holders of Serial Preferred Stock; provided, however, that for the purpose of this paragraph 5(c) (1) only, neither the amendment of the Amended Articles of Incorporation so as to authorize, create or change the authorized or outstanding amount of Serial Preferred Stock or of any shares of any class ranking on a parity with or junior to the Serial Preferred Stock nor the amendment of the provisions of the Amended Code of Regulations so as to change the number of Directors of the corporation shall be deemed to affect adversely the preferences or voting or other rights of the holders of Serial Preferred Stock; and provided further, that if such amendment, alteration or repeal affects adversely the preferences or voting or other rights of one or more but not all series of Serial Preferred Stock at the time outstanding, only the affirmative vote or consent of the holders of at least sixty percent (60%) of the number of shares at the time outstanding of the series so affected shall be required;

                      (2) The authorization, creation or the increase in the
                authorized amount of any shares of any class or any security convertible into shares of any class, in either case ranking prior to the Serial Preferred Stock;

                      (3) The purchase or redemption (for sinking fund purposes
                or otherwise) of less than all of the Serial Preferred Stock then outstanding except in accordance


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                with a stock purchase offer made to all holders of record of
                Serial Preferred Stock, unless all dividends on all Serial Preferred Stock then outstanding for all previous dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with; or

                      (4) The consolidation of the corporation with or its
                merger into any consolidation or merger any class of shares either authorized or outstanding ranking prior to or on a parity with any then outstanding Serial Preferred Stock except the same number of shares ranking prior to or on a parity with any then outstanding series of Serial Preferred Stock and having the same rights and preferences as the shares of the corporation authorized and outstanding immediately preceding such consolidation or merger (and each holder of Serial Preferred Stock immediately preceding such consolidation or merger shall receive the same number of shares with the same rights and preferences of the resulting or surviving corporation).

                (d) Neither the vote, consent nor any adjustment of the voting rights of holders of shares of Serial Preferred Stock shall be required for an increase in the number of Common Shares or shares of Serial Preference Stock authorized or issued or for stock splits of the Common Shares or shares of Serial Preference Stock or for stock dividends on any class of stock payable solely in Common Shares or shares of Serial Preference Stock, and none of the foregoing actions shall be deemed to affect adversely the preferences or voting or other rights of Serial Preferred Stock within the meaning and for the purpose of this Subdivision.

                Section 6. Definitions. For the purposes of this Subdivision:

                (a) Whenever reference is made to shares "ranking prior to the Serial Preferred Stock", such reference shall mean and include all shares of the corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distribution in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation are given preference over the rights of the holders of Serial Preferred Stock;

                (b) Whenever reference is made to shares "on a parity with (any series of) Serial Preferred Stock", such reference shall mean and include all shares of the corporation in respect of which the rights of the holders thereof as to the

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        payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation rank on an equality (except as to the amounts fixed therefor) with the rights of the holders of any series of Serial Preferred Stock;

                (c) Whenever reference is made to shares "ranking junior to the Serial Preferred Stock", such reference shall mean and include all shares of the corporation other than those defined under Subsections (a) and (b) of this Section as shares "ranking prior to" or "on a parity with" the Serial Preferred Stock; and

                (d) Whenever reference is made to "Series A Preferred Stock", such reference shall mean and include those shares of the corporation's 5% Cumulative Convertible Preferred Stock, Series A, authorized pursuant to Subdivision A-l of this Article IV, and whenever reference is made to shares "ranking junior to Series A Preferred Stock", such reference shall mean and include the shares of any series of Serial Preferred Stock, other than Series A Preferred Stock, and any shares ranking junior to the Serial Preferred Stock.

                                SUBDIVISION A-1

                       EXPRESS TERMS OF THE 5% CUMULATIVE
                     CONVERTIBLE PREFERRED STOCK, SERIES A.

        There is hereby established a series of Serial Preferred Stock to which the following provisions shall be applicable:

        Section 1. Designation of Series. The series shall be designated "5% Cumulative Convertible Preferred Stock, Series A" (hereinafter called "Series A Preferred Stock").

        Section 2. Number of Shares. The number of shares of Series A Preferred Stock is 1,200,000, which number the Board of Directors may decrease (but not below the number of shares of the series then outstanding).

        Section 3. Dividend Rate. The dividend rate for Series A Preferred Stock is $0.50 per share per annum.

        Section 4. Dividend Payments. No dividends shall accrue or be payable on the Series A Preferred Stock for the calendar years ending on December 31, 1984 and December 31, 1985. The dividends which shall be payable on the Series A Preferred Stock shall begin to accrue on January 1, 1986 and shall be payable, for the twelve month period ending on December 31, 1986, on April 15, 1987, and on each April 15th thereafter for each preceding calendar year, in cash or in an equivalent amount of Common Shares of the corporation which shares, for purposes of this
Section 4, shall be valued at 90.909% of the average Market Price (as defined in Section 7(d)(B)(6)(vi) of this Subdivision) for the ten (10) trading day period ending two (2) trading days prior to the relevant dividend payment date. The determination of whether such dividends shall be paid in cash or Common Shares shall be made simultaneously with the declaration of such dividends.

        Section 5. Redemption Prices. The Series A Preferred Stock shall not be redeemable by the corporation prior to March 19, 1989. Thereafter the redemption terms and prices for the Series A Preferred Stock shall be as follows:

                (a) At any time from or after March 19, 1989 through and including March 19, 1994 the corporation may redeem the Series A Preferred Stock at the price of $15.00 per share if the Market Price of the Common Shares has been greater than or equal to two hundred percent (200%) of the Conversion Price (as defined in Section 7(a) of this Subdivision) for a period of thirty (30) consecutive calendar days prior to the redemption date.

                (b) At any time from and after March 19, 1994 the corporation may redeem the Series A Preferred Stock at the price of $15.00 per share.

        Section 6. Liquidation Rights. The holders of the Series A Preferred Stock shall, in case of liquidation, dissolution or winding up of the affairs of the corporation, be entitled to receive in full out of the net assets of the corporation, including its capital, before any amount shall be paid to or distributed among the holders of any other series of the Serial Preferred Stock, the Serial Preference Stock, the Common Shares or any other shares ranking junior to the Series A Preferred Stock, the amount of $10.00 per share, plus an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the corporation. In case the net assets of the corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Series A Preferred Stock of the full preferential amount to which they are respectively entitled, then such net assets shall be distributed ratably upon the outstanding shares of Series A preferred Stock in proportion to the full preferential amount to which each such share is entitled.

        After payment to holders of Series A Preferred Stock of the full preferential amounts as aforesaid, holders of Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the corporation.

        Section 7.  Conversion Rights.

                (a) Subject to and upon compliance with the provisions of this
        Section 7, the Series A Preferred Stock may at the option of the holder, at any time, or in the case of shares called for redemption, then until and including the third business day prior to the date fixed for redemption (but not thereafter if payment of the redemption price has been duly provided for by the date fixed for redemption), be converted into Common Shares (as such shares shall be constituted at the conversion date) at a ratio of one Series A Preferred Stock share to $10.00 in value of Common Shares, each such Common Share valued at $4.50 per share (such amount, as it may hereafter be adjusted pursuant to this Section 7, the "Conversion Price").

                (b) The holder of each share of Series A Preferred Stock may exercise the conversion privilege in respect thereof by delivering to any transfer agent of the Series A Preferred Stock (A) the certificate for the share to be converted and (B) written notice that the holder elects to convert such share and stating the name or names (with address) in which the certificate for Common Shares is to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to in this Section 7 as the "conversion date". On the conversion date or as promptly thereafter as practicable the corporation shall issue and deliver to the holder of the Series A Preferred Stock surrendered for conversion, or on his written order, a certificate for the number of full Common Shares issuable upon the conversion of such Series A Preferred Stock and a check or cash in respect of any fraction of a share as provided in paragraph (c) of this
        Section 7. The person in whose name the Common Share certificate is to be issued shall be deemed to have become a holder of Common Shares of record on the conversion date. No adjustment shall be made for any dividends accrued on shares of Series A Preferred Stock surrendered for conversion or for dividends on the Common Shares issued on conversion.

                (c) The corporation shall not be required to issue fractional Common Shares upon conversion of Series A Preferred Stock. If one or more share(s) of Series A Preferred Stock shall be surrendered for conversion number of shares so surrendered. If any fractional interest in Common Shares would otherwise be deliverable upon the conversion of any Series A Preferred Stock, the corporation shall, in lieu of delivering a fractional share therefor, make an adjustment therefor in cash at the Market Price (as defined in Section 7(d) (B) (6) (vi) hereof) thereof on the last business day before the conversion date.

                (d) Subject to waiver by the affirmative vote or consent of the holders of at least sixty percent (60%) of the shares of Series A Preferred Stock at the time outstanding, the Conversion Price shall be adjusted from time to time as follows:

                      (A) Except as otherwise provided herein and in
                subparagraphs (C) and (E) below, whenever the corporation shall issue or sell any Additional Shares (as hereinafter defined) for a consideration per share less than the Conversion Price then in effect, or less than ninety percent (90%) of the average Market Price for the five trading days ending two trading days immediately prior to the date of such issuance, the Conversion Price in effect immediately prior to such issuance shall forthwith be adjusted as follows:

                            (1) Multiply the higher of such Conversion Price or
                      ninety percent (90%) of such average Market Price by the total number of Common Shares outstanding or deemed by the terms hereof to be outstanding immediately prior to the date of issuance of such Additional Shares (all such shares outstanding or deemed to be outstanding at such time hereinafter called the '"Base Shares"), then

                            (2) Add to the result so obtained the total
                      consideration received or deemed to be received by the corporation for all Additional Shares so issued or sold, then

                            (3) Divide such result by the sum of the number of
                      Base Shares and the number of such Additional Shares, with the quotient so obtained being rounded to the nearest one cent in accordance with standard mathematical practices;

                            (4) If ninety percent (90%) of the Market Price is
                      greater than the Conversion Price, subtract from such quotient the difference between ninety percent (90%) of the Market Price and the Conversion Price.

                The result so obtained shall thereupon and thereafter constitute the Conversion Price until such time as another adjustment is required pursuant to the terms hereof.

                (B) For the purposes of subparagraph (A) above, the following provisions shall be applicable:

                      (1) The term "Additional Shares" shall mean the Common
                Shares issued by the corporation in excess of the Base Shares at such date, other than:

                            (i) shares issued upon conversion of Series A
                      Preferred Stock; and

                            (ii) shares issued pursuant to any employee stock
                      plan now in effect or upon the exercise of options outstanding immediately prior to March 19, 1984 or shares issued or issuable subsequent to March 19, 1984 pursuant to any employee stock plan in effect on March 19, 1984 or upon the exercise of options hereafter granted to officers or employees under any stock option plan of the corporation in effect on March 19, 1984.

                      (2) In the case of issuance or sale of Additional Shares
                for cash (including shares issued pursuant to the exercise of options or rights expiring in less than sixty (60) days from the date of issue thereof), the consideration shall be deemed to be the cash proceeds received by the corporation without deducting underwriting discounts or commissions and other expenses paid or incurred by the corporation in connection therewith.

                      (3) In the case of issuance or sale of Additional Shares
                for a consideration other than cash, the amount of such consideration shall be deemed to be the fair value thereof as determined by the Board of Directors of the corporation for purposes of this subparagraph (B), irrespective of any accounting treatment.

                      (4) In the case of issuance of Additional Shares as a
                dividend (other than as a dividend on Series A Preferred Stock), the shares shall be deemed to have been issued without consideration at the opening of business on the day following the dividend record date.

                      (5) In the case of issuance of Additional Shares as a
                dividend on Series A Preferred Stock or as a payment upon maturity of certain non-interest bearing notes of the corporation or otherwise in lieu of any payments in cash by the corporation, the shares shall be deemed to have been issued for a consideration equal to the cash per share amount the Company would have paid in cash but for its payment in Additional Shares.

                      (6) If the corporation issues (a) any options or rights
                (other than (i) options or rights issued pursuant to employee stock plans in effect on March 19, 1984, or (ii) options or rights expiring in less than sixty (60) days from the date of issue thereof) to subscribe for Additional Shares or (b) any securities (other than Series A Preferred Stock) convertible into or exchangeable for Additional Shares, and the consideration per share (determined as provided below) of the Additional Shares deliverable upon the exercise of such options or rights or upon such conversion or exchange is less than (x) or convertible or exchangeable securities, or (y) ninety percent (90%) of Market Price for the five trading days ending two trading days immediately prior to the date of such issuance, then:

                            (i) The aggregate number of Additional Shares
                      deliverable under such options or rights shall be deemed to have been issued or sold at the time such options or rights were issued, and for a consideration equal to the purchase price provided for in such options or rights, plus the consideration, if any (determined in the same manner provided in paragraphs (2) and (3) next preceding with respect to cash consideration and consideration other than cash), received by the corporation for such options or rights;

                            (ii) The maximum number of Additional Shares then
                      deliverable upon conversion of or in exchange for any such securities shall be deemed to have been issued at the time of issuance or sale of such securities and for a consideration equal to the consideration received by the corporation for such securities, without deducting therefrom underwriting discounts or commissions and other expenses paid or incurred by the corporation in connection with the issuance and sale of such securities, plus the additional consideration, if any (determined in the same manner provided in paragraphs (2) and (3) next preceding with respect to cash consideration and consideration other than cash), to be received by the corporation upon the conversion or exchange thereof;

                            (iii) If at any time or from time to time prior to
                      the expiration of such options or rights or of such conversion or exchange privileges, the number of Additional Shares deliverable upon exercise of such options, rights, or conversion or exchange privileges shall be increased beyond or decreased below the number used in making the last computation under (i) or (ii) above with respect to such options, rights, or conversion or exchange privileges, or the consideration per share which was used in such computation shall be increased or reduced, then the Conversion Price shall forthwith be readjusted to such conversion price as would have been obtained had the adjustment made upon the issuance of such options, rights, or convertible or exchangeable securities been on the basis of such increased or decreased number of shares, or such increased or reduced consideration, or both, as the case may be;

                            (iv) On the expiration of such options or rights or
                      the termination of such conversion or exchange privileges, with respect in either case to any Additional Shares involved in the computation previously made under (i), obtained had the adjustment made upon the initial issuance of such options, rights, or convertible or exchangeable securities been made on the basis of the issuance or sale of only the number of Additional Shares actually issued upon the exercise, plus the number of Additional Shares deliverable upon the subsequent exercise, of such options, rights, or conversion or exchange privileges;

                            (v) For the purpose of making the computation under
                      this Subsection (B)(6) with respect to options or rights to acquire Additional Shares pursuant to employee stock options intended to qualify as incentive stock options (or any successor form of option available for special treatment under the Internal Revenue Code of 1954, as amended) other than such option or rights as may be issued pursuant to employee stock plans in effect on March 19, 1984, notwithstanding the definition contained in Clause
                      (vi) of this Subsection (B)(6), "Market Price" shall be the price determined by application of the requirements contained in Section 422A of the Internal Revenue Code of 1954, as amended (or any successor provision), which requirements must be satisfied if the options or rights are to qualify as incentive stock options (or any successor form of option available for special treatment);

                            (vi) For the purpose of making the computation under
                      this Subsection (B)(6) with respect to the issuance of securities convertible into or exchangeable for Additional Shares and for purposes of this Subdivision A-1, "Market Price" for any day shall be the closing price per share of the Common Shares on the New York Stock Exchange (or other national exchange if the corporation's Common Shares are not then traded on the New York Stock Exchange) on such date, or, if there were no reported sales on such day, the mean of the per share closing bid and asked quotations on that exchange on any such day shall be used or, if the Common Shares are not then listed on a national exchange then the price of the Common Shares on any such day shall be the per share closing bid price as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") in the event the Common Shares are traded in the over-the-counter market. If any such day shall not be a trading day, then the price for such day shall be the price for the next preceding trading day. If the Common Shares are not then listed on a national exchange or reported by NASDAQ then the Market Price per share for any such day shall be deemed to be the higher of (a) the book value thereof, as determined (in accordance with generally accepted accounting principles consistent with those then being applied by the corporation) by any firm of independent public accountants of recognized standing selected by the Board of Directors of the corporation, as of the last day of the latest month ending are available and (b) the fair value thereof as determined in good faith by an independent brokerage firm or Standard & Poor's Corporation or Moody's Investors Service, Inc. as of a date which is within 15 days preceding the date as of which determination is to be made.

                      (7) The phrase "deemed to be outstanding" shall mean and
                include at any point in time, in addition to the shares, if any, deemed to be outstanding pursuant to Subsection (B)(6) hereof, the shares issuable as described in clauses (i) and (ii) of Subsection (B)(1) hereof based upon the then existing conversion or exercise formulas or stock option provisions.

                (C) If the corporation splits or combines the outstanding Common Shares, the Conversion Price then in effect shall be proportionately decreased in the case of a split or increased in the case of a combination, so as appropriately to reflect the same, in each case as of the opening of business on the day following the day on which such split or combination became effective. For this purpose, a stock dividend of 25% or more shall be considered a split of the outstanding shares.

                (D) Whenever the Conversion Price is adjusted as herein provided, the corporation shall forthwith place on file with each transfer agent of the Series A Preferred Stock a statement signed by the President or a Vice President of the corporation and by its Treasurer or an Assistant Treasurer showing in detail the facts requiring such adjustment and the Conversion Price after such adjustment and shall cause the same to be sent to each holder of Series A Preferred Stock.

                (E) No adjustment of the Conversion Price shall be made if the amount of such adjustment shall be less than $0.15 but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with all adjustments so carried forward, shall amount to not less than $0.15.

        (e) In case of any reclassification or change of outstanding Common Shares (except a split or combination, or a change in par value, or a change from par value to no par value, or a change from no par value to par value), or in case of any consolidation or merger to which the corporation is a party (other than a merger in which the corporation is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Shares of the corporation except as stated above), or in case of any sale or conveyance to another corporation or non-corporate entity of the property of the corporation as an entirety or substantially as an entirety, each such transaction being hereinafter referred to as a "Transaction", (the corporation (in the case of such a reclassification or change of the Common Shares) or such other corporation or entity (in each other case) hereinafter referred to as the "Acquirer's Common Stock"), then, prior to and as a condition of such Transaction, lawful and adequate provision shall be made as part of the terms of such Transaction that the holder of each share of Series A Preferred Stock then outstanding shall thereafter have the right to receive, upon the conversion thereof at any time after the consummation of the Transaction, upon the basis and upon the terms and conditions herein specified and in lieu of the Common Shares immediately theretofore receivable upon conversion, either:

                (i) the number of shares of the Acquirer's Common Stock or, if the Acquiring Company fails to meet the requirements set forth in clauses (v) and (vi) set forth below, of the Parent's common stock (subject to adjustments from and after the date of the consummation of the Transaction (the "Consummation Date") as nearly equivalent as possible to the adjustments provided for in this Section 7) determined by dividing (a) an amount equal to the product obtained by multiplying
        (w) the number of Common Shares to which such holder would have been entitled upon conversion of such shares of Series A Preferred Stock immediately prior to the consummation of the Transaction times (x) the then effective Conversion Price, by (b) the market price (determined in the same manner in which Market Price is determined in Section 7(d) (B) (6) (vi) hereof) of the Acquirer's Common Stock or the Parent's common stock, as the case may be, as of the Consummation Date, or at the election of the holder of Series A Preferred Stock pursuant to notice given to the corporation on or before the later of (1) the day on which the holders of the Common Shares of the corporation approve the Transaction, and (2) the sixtieth day following the date of delivery or mailing to such holder of the last proxy statement relating to the vote on the Transaction by the holders of the Common Shares of the corporation;

                (ii) the securities or other property to which such holder would have been entitled upon the consummation of the Transaction if such holder had converted such Series A Preferred Stock immediately prior thereto (subject to adjustments from and after the Consummation Date as nearly equivalent as possible to the adjustments provided for in this
        Section 7).

        The per-share conversion price for the number of shares of the Acquirer's Common Stock or the Parent's Common Sack as the case may be, issuable pursuant to clause (i) above upon conversion of the Series A Preferred Stock (subject to adjustments from and after the Consummation Date as nearly equivalent as possible to the adjustments provided for in this Section 7), shall be determined by dividing (c) the amount equal to the product obtained by multiplying (y) the number of Common Shares purchasable upon the conversion of the Series A Preferred Stock immediately prior to the consummation of the Transaction times (z) the then effective Conversion Price, by (d) such number of shares of the Acquirer's Common Stock or the Parent's Common Stock, as the case may be, so issuable upon such conversion pursuant to said clause (i).

        For the purpose of the foregoing computations under clause (ii) above, the number of Common Shares issuable upon conversion of Series A Preferred Stock immediately prior to the consummation of the Transaction and the then Conversion Price shall be such number of shares and such price as shall result from adjustments thereto equal to the adjustments, if any, that would have been required pursuant to paragraph (d) (A) if the Company had acquired all the Acquirer's Common Stock outstanding (before giving effect to the Transaction) on the Consummation Date in exchange for the issuance of a number of Common Shares equal to the number obtained by dividing:

                (iii) the aggregate market price (determined in the same manner in which Market Price is determined in Section 7(d)(B)(b)(vi) hereof), as of the Consummation Date, of all of the Acquirer's Common Stock so outstanding, by

                (iv) the consideration per share to be paid for or received by the holders of the previously outstanding Common Shares in accordance with the terms of the Transaction, determined (a) in the case where the holders of the previously outstanding Common Shares received solely shares of the Acquirer's Common Stock in the Transaction, by multiplying the market price per share (determined in the same manner in which Market Price is determined in Section 7(d)(B)(b)(vi) hereof) of the Acquirer's Common Stock as of the Consummation Date by a fraction the numerator of which shall be the aggregate number of shares of the Acquirer's Common Stock to be received in the Transaction in exchange for all of the previously outstanding Common Shares and the denominator of which shall be the aggregate number of such previously outstanding Common Shares, and (b) in any other case, by dividing the aggregate fair market value, as of the Consummation Date, of the aggregate consideration to be received by the holders of such previously outstanding Common Shares by the number of such previously outstanding Common Shares, for the consideration per share referred to in clause (iv) above.

        The corporation shall not enter into any Transaction unless immediately after the Consummation Date all the following requirements are fulfilled as to the Acquiring Company or are fulfilled as to a corporation (herein referred to as a "Parent") which directly or indirectly controls the Acquiring Company:

                (v) its common stock is listed on national exchange or the over-the-counter market and such common stock continues to meet such requirements for listing thereon,

                (vi) it is required to file reports with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and

                (vii) in the case of the Parent, such Parent is required to include the Acquiring Company in the consolidated financial statements contained in the Parent's Annual Report on Form 10-K and is not itself included in the consolidated financial statements of any other person (other than its consolidated subsidiaries).

        As evidence of the kind and amount of stock or other securities or property into which the Series A Preferred Stock shall be convertible applicable with respect thereto, the transfer agents may accept the certificate of any firm of independent public accountants (who may be the regular auditors retained by the corporation, but not an employee of the corporation) with respect thereto, who as to questions of law may request and rely upon an opinion of counsel (who may be counsel for the corporation, but not an employee of the corporation) and in the absence of bad faith upon the part of the transfer agents, they may conclusively rely thereon, and shall not be responsible or accountable to any holder of Series A Preferred Stock for any provision in conformity therewith, or approved by such firm of independent public accountants.

        In the case of any such Transaction the corporation shall not effect any such Transaction unless prior to or simultaneously with the consummation thereof the survivor or successor corporation or other entity (if other than the corporation) resulting from such Transaction shall (1) assume by written instrument executed and delivered to each registered holder of the Series A Preferred Stock, the obligation to deliver to such holder such shares of stock, securities or properties as, in accordance with the foregoing provisions, such holder may be entitled to receive, and containing the express assumption of such successor corporation of the due and punctual performance and observance of each of the foregoing provisions hereof to be performed and observed by the corporation and of all liabilities and obligations of the corporation hereunder, and (2) deliver to such holders an opinion of counsel, to the effect that such written instrument has been duly authorized, executed and delivered by such successor corporation and constitutes a legal, valid and binding instrument of such successor corporation.

        (f) The issue of stock certificates on conversions of Series A Preferred Stock shall be without charge to the converting shareholder for any tax in respect of the issue thereof. The corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holder of the Series A Preferred Stock converted, and the corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the corporation the amount of such tax or shall have established to the satisfaction of the corporation that such tax has been paid.

                (g) The corporation hereby reserves and shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock.

                (h) Upon conversion of Series A Preferred Stock the stated capital of the Common Shares issued upon such conversion shall be the aggregate stated value thereof, and the stated capital of the corporation shall be correspondingly increased or reduced to reflect the difference between the par value of the Series A Preferred Stock so converted and the stated value of the Common Shares issued upon conversion.

                                 SUBDIVISION B

                   SERIAL PREFERENCE STOCK WITHOUT PAR VALUE

        The Serial Preference Stock shall have the following express terms:

        Section 1. Preferences; Series. The Serial Preference Stock shall rank junior to the Serial Preferred Stock as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation. The Serial Preference Stock may be issued from time to time in one or more series. All shares of Serial Preference Stock shall be of equal rank and shall be identical, except in respect of the matters that may be fixed by the Board of Directors as hereinafter provided and each share of a series shall be identical with all other shares of such series except as to the date from which dividends are cumulative. Subject to the provisions of Sections 2 to 6, both inclusive, of this Subdivision, which provisions shall apply to all Serial Preference Stock, the Board of Directors hereby is authorized to cause such shares to be issued in one or more series and with respect to each such series to determine and fix prior to the issuance thereof (and thereafter, to the extent provided in clause
(b) of this Section) the following:

                (a) The designation of the series, which may be by distinguishing number, letter or title;

                (b) The number of shares of the series, which number the Board of Directors may (except where otherwise provided in the creation of the series) increase or decrease from time to time before or after the issuance thereof (but not below the number of shares thereof then outstanding);

                (c) The dividend rights of the series which may be: cumulative or non-cumulative; at a specified rate, amount, or proportion; with or without further participation rights; and in preference to, junior to, or on a parity in whole or in part with, dividend rights of shares of any other class or of any other series of Serial Preference Stock;

                (d) The dates on which dividends, if declared, shall be payable and the dates from which dividends shall be cumulative;

                (e) The redemption rights and price or prices, if any, for shares of the series;

                (f) The terms and amount of the sinking fund, if any, for the purchase or redemption of shares of the series;

                (g) The amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

                (h) Whether the shares of the series shall be convertible into Common Shares or shares of any other class and, if so, the conversion rate or rates or price or prices, any adjustments thereof and all other terms and conditions upon which such conversion may be made; and

                (i) Restrictions (in addition to those set forth in Section 5(c) of this Subdivision) on the issuance of shares of the same series or of any other class or series.

The Board of Directors is authorized to adopt from time to time amendments to the Amended Articles of Incorporation fixing, with respect to each such series, the matters described in clauses (a) to (i), both inclusive, of this Section.

        Section 2.  Dividends.

                (a) The holders of Serial Preference Stock of each series, subject to the prior preference with respect to dividends upon Serial Preferred Stock set forth in Section 2 of Subdivision A and in preference to the holders of Common Shares and of any other class of shares ranking junior to the Serial Preference Stock, shall be entitled to receive out of any funds legally available and when and as declared by the Board of Directors, dividends in cash at the rate for such series fixed in accordance with the provisions of Section 1 of this Subdivision and no more, payable on the dates fixed for such series. Such dividends shall be cumulative, in the case of shares of each particular series, from and after the date or dates fixed with respect to such series. No dividends shall be paid upon or declared or set apart for any series of the Serial Preference Stock for any dividend period unless at the same time all dividends for the dividend periods terminating on the same or any earlier date shall have been paid or declared or set apart for all Serial Preference Stock then issued and outstanding and entitled to receive such dividends. Accumulations of dividends shall not bear interest. A "dividend period" in respect of any share is the period between any two consecutive dividend payment dates, including the first of such dates as fixed for the series to which such share shall belong.

                (b) So long as any Serial Preference Stock shall be outstanding no dividend, except a dividend payable in Common Shares or other shares ranking junior to the Serial Preference Stock, shall be paid or declared or any distribution be made, except as aforesaid, in respect of the Common Shares or any other shares ranking junior to the Serial Preference Stock, nor shall any Common Shares or any other shares ranking junior to the Serial Preference Stock be purchased, retired or otherwise acquired by the corporation, except out of the proceeds of the sale of Common Shares or other shares of the corporation ranking junior to the Serial Preference Stock received by the corporation subsequent to the date of first issuance of Serial Preference Stock of any series unless: (1) all accrued and unpaid dividends on Serial Preference Stock, including the full dividends for the current dividend period, shall have been declared and paid or a sum sufficient for payment thereof set apart; and (2) there shall be no arrearages with respect to the redemption of Serial Preference Stock of any series from any sinking fund provided for shares of such series in accordance with the provisions of Section 1 of this Subdivision.

        Section 3.  Redemption.

                (a) Subject to the express terms of each series and to the provisions of Section 5(c)(3) of this Subdivision, the corporation:

                      (1) May, from time to time at the option of the Board of
                Directors, redeem all or any part of any redeemable series of Serial Preference Stock at the time outstanding at the applicable redemption price for such series fixed in accordance with the provisions of Section 1 of this Subdivision; and

                      (2) Shall, from time to time, make such redemptions of
                each series of Serial Preference Stock as may be required to fulfill the requirements of any sinking fund provided for shares of such series at the applicable sinking fund redemption price fixed in accordance with the provisions of Section 1 of this Subdivision;

        and shall in each case pay all accrued and unpaid dividends to the redemption date.

                (b) (1) Notice of every such redemption shall be mailed, postage prepaid, to the holders of record of the Serial Preference Stock to be redeemed at their respective addresses then appearing on the books of the corporation, not less than 30 days nor more than 60 days prior to the date fixed for such redemption. At any time after notice as provided above has been deposited in the mail, the corporation shall irrevocably deposit the aggregate redemption price of the shares of Serial Preference Stock to be redeemed, together with accrued and unpaid dividends thereon to the redemption date, with any bank or trust company in Cleveland, Ohio or New York, New York, having capital and surplus of not less than $50,000,000.00, named in such notice, directed to be paid to the respective holders of the shares of Serial Preference Stock to be so redeemed, in amounts equal to the redemption price of all shares of Serial Preference Stock to be so redeemed, on surrender of the stock certificate or certificates held by such holders; and upon the deposit of such notice in the mail and the making of such deposit of money with such bank or trust company, on the date set for such redemption, so long as sufficient moneys are on deposit to effect the redemption, such holders shall cease to be shareholders with respect to such shares; and from and after the time such notice shall have been so deposited and such deposit of money shall have been so made, on the date set for such redemption, so long as sufficient moneys are on deposit to effect the redemption, such holders shall have no interest or claim against the corporation with respect to such shares, except only the right to receive promptly, upon presentation and surrender of the shares of Serial Preference Stock to be so redeemed, such money from such bank or trust company without interest or to exercise, before the redemption date, any unexpired privileges of conversion. In the event less than all of the outstanding shares of Serial Preference Stock (or any series thereof) are to be redeemed, the corporation shall select by lot the shares to be so redeemed in such manner as shall be prescribed by the Board of Directors.

                (2) If the holders of shares of Serial Preference Stock which have been called for redemption shall not, within six years after such deposit, claim the amount deposited for the redemption thereof, any such bank or trust company shall, upon demand, pay over to the corporation such unclaimed amounts and thereupon such bank or trust company and the corporation shall be relieved of all responsibility in respect thereof and to such holders. In the event that the corporation shall, at such time, no longer be existing as an operating corporation then all such unclaimed amounts shall be paid over to any successor corporation or, if no successor corporation shall exist, then to the State of Ohio.

        (c) Any shares of Serial Preference Stock which are (1) redeemed by the corporation pursuant to the provisions of this Section, (2) purchased and delivered in satisfaction of any sinking fund requirements provided for shares of such series, (3) converted in accordance with the express terms thereof, or
(4) otherwise acquired by the corporation, shall be deemed retired and the stated capital of the class to which such redeemed, purchased, converted or otherwise acquired shares belong shall be reduced by an amount equal to the stated capital of such shares.

Section 4.  Liquidation.

        (a) Subject to the prior preference with respect to distributions to holders of Serial Preferred Stock in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation:

                (1) The holders of Serial Preference Stock of any series shall, in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, be entitled to receive in full out of the net assets of the corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Shares or any other shares ranking junior to the Serial Preference Stock, the amounts fixed with respect to shares of such series in accordance with Section 1 of this Subdivision, plus an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs of the corporation; and in the event the net assets of the corporation legally available therefor are insufficient to permit the payment upon all outstanding shares of Serial Preference Stock of the full preferential amount to which they are respectively entitled, then, such net assets shall be distributed ratably upon outstanding shares of Serial Preference Stock in proportion to the full preferential amount to which each such share is entitled; and

                (2) After payment to the holders of Serial Preference Stock of the full preferential amounts as aforesaid, the holders of Serial Preference Stock, as such, shall have no right or claim to any of the remaining assets of the corporation.

        (b) The merger or consolidation of the corporation into or with any other corporation, the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the corporation, shall not be deemed to be a dissolution, liquidation or winding up for the purposes of this Section.

Section 5.  Voting.

        (a) The holders of Serial Preference Stock shall have no voting rights, except as provided in this Section and as required by law.

        (b) (1) If, and so often as, the corporation shall be in default in the payment of the equivalent of six full quarterly dividends (whether or fails to meet a payment, in full, required under any sinking fund applicable to any series of Serial Preference Stock, the holders of Serial Preference Stock of all series, voting separately as a class, shall be entitled to elect, as herein provided, two members of the Board of Directors of the corporation; provided, however, that the holders of shares of Serial Preference Stock shall not have or be entitled to exercise such special class voting rights except at meetings of such shareholders for the election of Directors at which the holders of not less than fifty percent (50%) of the outstanding shares of Serial Preference Stock of all series then outstanding are present in person or by proxy; and provided further that the special class voting rights provided for in this paragraph when the same shall have become vested shall remain so vested until all accrued and unpaid dividends and all accrued and unpaid sinking fund payments on the Serial Preference Stock of all series then outstanding shall have been paid, whereupon the holders of Serial Preference Stock shall be divested of their special class voting rights in respect of subsequent elections of Directors, subject to the revesting of such special class voting rights in the event hereinabove specified in this paragraph.

                (2) In the event of default entitling the holders of Serial Preference Stock to elect two Directors as specified in paragraph (1) of this Subsection, a special meeting of such holders for the purpose of electing such Directors shall be called by the Secretary of the corporation upon written request of, or may be called by, the holders of record of at least twenty-five percent (25%) of the shares of Serial Preference Stock of all series at the time outstanding, and notice thereof shall be given in the same manner as that required for the annual meeting of shareholders; provided, however, that the corporation shall not be required to call such special meeting if the annual meeting of shareholders or any other special meeting of shareholders called or to be called for a different purpose shall be held within 120 days after the date of receipt of the foregoing written request from the holders of Serial Preference Stock. At any meeting at which the holders of Serial Preference Stock shall be entitled to elect Directors, the holders of fifty percent (50%) of the then outstanding shares of Serial Preference Stock of all series, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a majority of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect the members of the Board of Directors which the holders of Serial Preference Stock are entitled to elect as hereinabove provided. Notwithstanding any provision of these Amended Articles of Incorporation or the Amended Code of Regulations of the corporation or any action taken by the holders of any class of shares fixing the number of Directors of the corporation, the two Directors who may be elected by the holders of Serial Preference Stock pursuant to this Subsection shall serve in addition to any other Directors then in office or proposed to be elected otherwise than pursuant to this Subsection. Nothing in this Subsection shall prevent any change otherwise permitted in the total number of Directors of the corporation or require the resignation of any Director elected otherwise than pursuant to this Subsection. Notwithstanding any classification of the other Directors of next succeeding annual meeting of shareholders; provided, however, that whenever the holders of Serial Preference Stock shall be divested of the voting power as above provided, the terms of office of all persons elected as Directors by the holders of the Serial Preference Stock as a class shall immediately terminate and the number of Directors shall be reduced accordingly.

                (c) The affirmative vote or consent of the holders of at least sixty percent (60%) of the shares of Serial Preference Stock at the time outstanding, voting or consenting separately as a class, given in person or by proxy either in writing or at a meeting called for the purpose, shall be necessary to effect any one or more of the following (but so far as the holders of Serial Preference Stock are concerned, such action may be effected with such vote or consent):

                      (1) Any amendment, alteration or repeat of any of the
                provisions of the Amended Articles of Incorporation or of the Amended Code of Regulations of the corporation which affects adversely the preferences or voting or other rights of the holders of Serial Preference Stock; provided, however, that for the purpose of this paragraph 5(c)(1) only, neither the amendment of the Amended Articles of Incorporation so as to authorize, create or change the authorized or outstanding amount of Serial Preference Stock or of any shares of any class ranking on a parity with or junior to the Serial Preference Stock nor the amendment of the provisions of the Amended Code of Regulations so as to change the number of Directors of the corporation shall be deemed to affect adversely the preferences or voting or other rights of the holders of Serial Preference Stock; and provided further, that if such amendment, alteration or repeal affects adversely the preferences or voting or other rights of one or more but not all series of Serial Preference Stock at the time outstanding, only the affirmative vote or consent of the holders of at least sixty percent (60%) of the number of shares at the time outstanding of the series so affected shall be required;

                      (2) The authorization, creation or the increase in the
                authorized amount of any shares of any class or any security convertible into shares of any class, in either case ranking prior to the Serial Preference Stock;

                      (3) The purchase or redemption (for sinking fund purposes
                or otherwise) of less than all of the Serial Preference Stock then outstanding except in accordance with a stock purchase offer made to all holders of record of Serial Preference Stock, unless all dividends on all Serial Preference Stock then outstanding for all previous dividend periods shall have been declared and paid or funds therefor set apart and all accrued sinking fund obligations applicable thereto shall have been complied with; or

                      (4) The consolidation of the corporation with or its
                merger into any other corporation, unless the corporation resulting from such outstanding ranking prior to or on a parity with any then outstanding Serial Preference Stock except the same number of shares ranking prior to or on a parity with any then outstanding series of Serial Preference Stock and having the same rights and preferences as the shares of the corporation authorized and outstanding immediately preceding such consolidation or merger (and each holder of Serial Preference Stock immediately preceding such consolidation or merger shall receive the same number of shares with the same rights and preferences of the resulting or surviving corporation).

                (d) Neither the vote, consent nor any adjustment of the voting rights of holders of shares of Serial Preference Stock shall be required for an increase in the number of shares of Common Shares authorized or issued or for stock splits of the Common Shares or for stock dividends on any class of stock payable solely in Common Shares, and none of the foregoing actions shall be deemed to affect adversely the preferences or voting or other rights of Serial Preference Stock within the meaning and for the purpose of this Subdivision.

        Section 6. Definitions. For the purposes of this Subdivision:

                (a) Whenever reference is made to shares "ranking prior to the Serial Preference Stock", such reference shall mean and include all shares of the corporation in respect of which the rights of the holders thereof as to the payment of dividends or as to distribution in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation are given preference over the rights of the holders of Serial Preference Stock;

                (b) Whenever reference is made to shares "on a parity with any series of Serial Preference Stock", such reference shall mean and include all shares of the corporation in respect of which the rights of the holders thereof as to the payment of dividends and as to distributions in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation rank on an equality (except as to the amounts fixed therefor) with the rights of the holders of any series of Serial Preference Stock; and

                (c) Whenever reference is made to shares "ranking junior to the Serial Preference Stock", such reference shall mean and include all shares of the corporation other than those defined under Subsections (a) and (b) of this Section as shares "ranking prior to" or "on a parity with" the Serial Preference Stock.

                                SUBDIVISION B-1

                  $2.0625 CUMULATIVE CONVERTIBLE EXCHANGEABLE
              SERIAL PREFERENCE STOCK, SERIES I, WITHOUT PAR VALUE

        There is hereby established a series of Serial Preference Stock to which the following provisions shall be applicable:

        Section 1. Designation of Series. The series shall be designated "$2.0625 Cumulative Convertible Exchangeable Serial Preference Stock Series I "(hereinafter called "Series I Preference Stock").

        Section 2. Number of Shares. The number of shares of Series I Preference Stock is 1,150,000, which number the Board of Directors may decrease (but not below the number of shares of the series then outstanding).

        Section 3. Dividend Rate. The dividend rate for the Series I Preference Stock is $2.0625 per share per annum.

        Section 4. Dividend Payments. Dividends on shares of Series I Preference Stock shall begin to accrue and shall be cumulative from the date of issuance. The holders of Series I Preference Stock, subject to the prior preference with respect to dividends on any series of Serial Preferred Stock set forth in
Section 2 of Subdivision A and in preference to holders of Common Shares and of any other class of shares ranking junior to the Series I Preference Stock, shall be entitled to receive dividends in cash, payable quarterly on the first day of each January, April, July and October commencing on October 1, 1987.

        Section 5. Optional Redemption. The corporation at its option may redeem the Series I Preference Stock out of funds legally available for the purpose, at any time in whole or in part, on and after June 1, 1989 at the redemption prices referred to below. In order to facilitate the redemption of the Series I Preference Stock, the Directors may fix a record date for the determination of holders of Series I Preference Stock to be redeemed, or may cause the transfer books of the corporation to be closed for the transfer of Series I Preference Stock, not more than 60 days prior to the date fixed for such redemption. The redemption price payable shall be the then applicable rate per share specified below in effect on the date fixed for redemption, plus dividends accrued and unpaid on the shares of Series I Preference Stock to be redeemed whether or not declared to the date fixed for redemption:

        If Redeemed During The                 Redemption Price
        12-Month Period Beginning                 Per Share
        -------------------------              ----------------
        1989                                    $26.60
        1990                                     26.38
        1991                                     26.15
        1992                                     25.92
        1993                                     25.61
        1994                                     25.40
        1995                                     25.23
        1996  (and thereafter)                   25.00

                 Section 6. Optional Redemption by Exchange.

                (a) In addition to the optional redemption rights of the corporation as set forth in Section 5 above, the corporation shall have the right to redeem the Series I Preference Stock in whole on any dividend payment date beginning July 1, 1990 in exchange for the corporation's 8.25% Convertible Subordinated Debentures due 2007 (the "Debentures") to be issued substantially in the form set forth in the form of Indenture (the "Debenture Indenture") filed with the Securities and Exchange Commission as an Exhibit to the corporation's Registration Statement on Form S-2 relating to the Series I Preference Stock, Registration No. 33-13574 (the "Registration Statement"). No such redemption shall be made unless (i) all dividends accrued and payable on the Series I Preference Stock have been paid or declared and such amount set aside for their payment to the date fixed for such redemption, (ii) all dividends accrued and payable on any series of Serial Preferred Stock have been paid or declared and such amount set aside for their payment, and (iii) no mandatory redemption of any series of Serial Preferred Stock is in arrears. Each share of Series I Preference Stock is exchangeable for $25.00 in principal amount of Debentures.

                (b) Notice of such redemption of the Series I Preference Stock shall be mailed at least 30 days, but not more than 60 days prior to the date fixed for such redemption to each holder of Series I Preference Stock to be so redeemed, at such holder's address as it appears on the books of the corporation.

                (c) Prior to giving notice of intention to redeem pursuant to subsection 6(b) above, the corporation and a bank or trust company selected by the corporation shall execute and deliver an indenture substantially in the form of the Debenture Indenture with such changes as may required by law, stock exchange rule, or usage that do not materially and adversely affect the rights of the holders of the Debentures (the "Indenture"). Prior to any redemption of the Series I Preference Stock pursuant to subsection 6(a) above, any amendments or supplements to the Indenture which materially and adversely affect the rights of the holders of the Debentures shall be consented to by the holders of at least 60 percent of the outstanding Series I Preference Stock. A copy of the Indenture may be inspected by the holders of any shares of Series I Preference Stock at the offices of the corporation during normal business hours. The corporation will not give notice of its intention to redeem pursuant to subsection 6(b) above unless it shall file at the office or agency of the corporation maintained for the redemption of Series I Preference Stock an opinion of counsel (who may be an employee of or regular counsel to the corporation), that the Indenture has been duly authorized, executed and delivered by the corporation, has been duly qualified under the Trust Indenture Act of 1939 (or that such qualification is not necessary) and constitutes a valid and binding instrument enforceable against the corporation in accordance with its terms (subject to bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights and to the general principles of equity, and subject to such other qualifications as are then customarily contained in opinions of counsel experienced in such matters); and to the effect that the Debentures have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered in exchange for the shares of Series I Preference Stock, will constitute valid and binding obligations of the corporation entitled to the benefits of the Indenture (subject as aforesaid); and that under the law of the state of incorporation of the corporation, the Debentures will be treated as on a parity with the indebtedness of the corporation to its general unsecured creditors, except to the extent subordinated in the Indenture, and that the redemption of Debentures for the Series I Preference Stock will not violate the laws of the state of incorporation of the corporation; and that neither the execution and delivery of the Indenture or the Debentures nor compliance with the terms, conditions or provisions of such instruments will result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument, known to such counsel, to which the corporation or any of its subsidiaries is a party or by which it or any of them is bound, or any decree, judgment, order, rule or regulation, known to counsel, of any court or governmental agency or body having jurisdiction over the corporation and such subsidiaries or any of their property; and that the Debentures have been duly registered with the Securities and Exchange Commission under a Registration Statement that has become effective under the Securities Act of 1933 (the "1933 Act") or that issuance of the Debentures in exchange for the shares of Series I Preference Stock is exempt from registration under the 1933 Act.

                (d) If on the date fixed for redemption of the Series I Preference Stock pursuant to subsection 6(a) above, the corporation has taken all action required to authorize the issuance of the Debentures in exchange for the Series I Preference Stock then, notwithstanding that the certificates for such shares have not been surrendered for cancellation, from and after the date fixed for redemption, all of the shares of Series I Preference Stock shall no longer be deemed outstanding and all rights with respect to such shares shall terminate, except only the right to receive dividends accrued and unpaid to the date fixed for such redemption and, upon surrender of certificates therefore, the right to receive the Debentures, and the person or persons entitled to receive the Debentures issuable upon the exchange shall be treated for all purposes as the registered holder or holders of such Debentures. Upon due surrender of a certificate representing shares of Series I Preference Stock, the holder thereof shall receive the principal amount of Debentures to which such holder is thereby entitled.

        Section 7. Liquidation. Subject to the prior preference with respect to distribution to holders of any series of Serial Preferred Stock of the full amount of any liquidation preference to which such holders are entitled in the event of a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the holders of shares of Series I Preference Stock shall be entitled to receive in full out of the net assets of the corporation, including its capital, before any amount shall be paid or distributed among the holders of the Common Shares or any of the corporation's shares ranking junior to the Series I Preference Stock, the amount of $25.00 per share plus accrued and unpaid dividends to the date of payment of the amount due as a result of such liquidation, dissolution or winding up of the affairs of the corporation; PROVIDED, HOWEVER, all of such rights to receive such payments upon liquidation, dissolution or winding up of the affairs of the corporation shall be subject to and in accordance with the terms contained in Section 4 of Subdivision B of Article IV hereof.

        Section 8. Voting. The holders of Series I Preference Stock shall have no voting rights except as provided in Section 5 of Subdivision B of Article IV hereof.

        Section 9. Conversion at Option of Holder.

                (a) Each share of Series I Preference Stock may be converted, at the option of the holder thereof at any time or from time to time, into fully paid, non-assessable Common Shares of the corporation on and subject to the terms and conditions of this Section 9.

                (b) The right of the holders of Series I Preference Stock to convert shares of Series I Preference Stock with respect to which notice of redemption (including redemption pursuant to Section 6 hereof) has been given shall terminate at the close of business on the second business day preceding the redemption date or the last business day preceding the exchange date, as the case may be, unless default is made in the payment of the applicable redemption price.

                (c) Except as may be provided by the Directors, upon conversion of the Series I Preference Stock, the corporation is not obligated to make any payment or adjustment with respect to dividends accrued on the Series I Preference Stock unless the holder of the shares of Series I Preference Stock being converted was the record holder of such shares on the record date for the payment of such dividends. Upon conversion of the Series I Preference Stock, no payment or adjustment whatsoever will be made with respect to dividends accrued on the Common Shares issuable upon such conversion.

                (d) Upon surrender to the corporation at the office of the conversion agent, or conversion agents, or at such other place or places, if any, as the Directors of the corporation may determine, of certificates, duly endorsed to the corporation or in blank, for shares of Series I Preference Stock to be converted, together with appropriate evidence of the payment of any transfer or similar tax, if required, and instructions in writing to the corporation requesting conversion of such shares and specifying the name and address of the person, corporation, firm or other entity to whom such shares are to be issued, the corporation will issue (i) the number of full Common Shares issuable upon conversion thereof as of the time of such surrender and as promptly as practicable thereafter will deliver certificates for such Common Shares, and (ii) cash for any remaining fraction of a Common Share, in an amount equal to the Quoted Price (as defined in subsection 9(i)) of the Common Shares on the last trading day prior to the conversion date. Upon surrender of a certificate representing shares of Series I Preference Stock to be converted in part, in addition to the foregoing, the corporation shall also issue to such holder a new certificate representing any unconverted shares of Series I Preference Stock represented by the certificate surrendered for conversion.

                (e) The corporation shall pay all documentary, stamp or similar issue or transfer tax due on the issue of Common Shares issuable upon conversion of the Series I Preference Stock; PROVIDED, HOWEVER, that the holder of shares of Series I Preference Stock so converted shall pay any such tax which is due because such shares are to be issued in the name other than that of such holder.

                (f) The number of Common Shares issuable upon conversion of each share of the Series I Preference Stock shall be equal to the quotient obtained by dividing (i) $25. 00 by (ii) the Conversion Price (as hereinafter defined) in effect on the date of conversion. The Conversion Price shall initially equal $5.675; PROVIDED, HOWEVER, that such Conversion Price shall be adjusted and readjusted from time to time as provided in subsection 9(h) below and, as so adjusted and readjusted, shall remain in effect (except as provided in subsection 9(g)) until a further adjustment or readjustment thereof is required by subsection 9(h).

                (g) The corporation from time to time may decrease the Conversion Price by any amount for any period of time if the period is at least 20 days and if the decrease is irrevocable during such period; PROVIDED, HOWEVER, that in no event may the Conversion Price be less than the par value of a Common Share. Whenever the Conversion Price is decreased, the corporation shall give notice of the decrease at least 15 days prior to the date the decreased Conversion Price takes effect, in the manner set forth in subsection 9 (n), which notice shall state the decreased Conversion Price and the period it will be in effect. A decrease in the Conversion Price pursuant to this subsection 9(g) shall not otherwise change or adjust the Conversion Price otherwise in effect for purposes of this Section 9.

                (h) The Conversion Price in effect at any time shall be adjusted as follows:

                      (i) On June 15, 1988, the Conversion Price will automatically be reset to equal the lesser of (1) the Conversion Price then in effect or (2) 122.7% of the average daily closing price per Common Share on the New York Stock Exchange (or on such other national trading market if the corporation's Common Shares are not then traded on the New York Stock Exchange), for the 20 consecutive trading days preceding the tenth trading day prior to June 15, 1988.

                      (ii)  If the corporation:

                                (1) declares a dividend or makes a distribution
                            on its Common Shares in its Common Shares;

                                (2) subdivides its outstanding Common Shares
                            into a greater number of shares;

                                (3) combines its outstanding Common Shares into
                            a smaller number of shares; or

                                (4) issues by reclassification of its Common
                            Shares any shares of its capital stock;

                            then the conversion privilege and the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of shares of Series I Preference Stock thereafter converted may receive the number of shares of capital stock of the corporation which he would have owned immediately following such action if he had converted such shares immediately prior to such action. The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. Any Common Shares issuable in payment of a dividend shall be deemed to have been issued immediately prior to the time of the record date for such dividend for purposes of calculating the number of outstanding Common Shares under subsections 9(h)(iii) and 9(h)(iv). Such adjustment shall be made successively whenever any event specified above shall occur. If after an adjustment a holder of Series I Preference Stock may upon its conversion receive shares of two or more classes of capital stock of the corporation, the Directors shall determine the allocation of the adjusted conversion price between the classes of capital stock (whose determination shall be conclusive and shall be described in a resolution of the Directors filed by the corporation with the conversion agent for the Series I Preference Stock as soon as practicable). After such allocation, the conversion privilege and the Conversion Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to the Common Shares in this Section 9.

                      (iii) If the corporation fixes a record date for the
                            distribution of any rights or warrants to all holders of its Common Shares entitling them for a period expiring within 60 days after the record date mentioned below to purchase Common Shares (or securities convertible into Common Shares) at a price per share (or having an initial conversion price per share) less than the current market price per Common Share on that record date then the Conversion Price shall be adjusted in accordance with the formula:


                               N x P
                               -----
                       C'= C x O + M
                               -----
                               O + N


where:

C'=  the adjusted Conversion Price.

C =  the current Conversion Price.

O =  the number of Common Shares outstanding on the record date.

N = the number of additional Common Shares offered directly or upon conversion of the convertible securities.

P = the offering price per share of additional Common Shares or the Conversion Price of the convertible securities, as the case may be.

M =  the current market price per Common Share on the record date.

                            The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights or warrants. Such adjustment shall be made successively whenever such a record date is fixed. If such rights or warrants are not issued, the Conversion Price shall be immediately readjusted, effective as of the date when the Directors determine not to issue such rights or warrants, to the

                            Conversion Price which would then be in effect if such record date had not been fixed. If such rights or warrants are issued but, at the end of the period during which such rights or warrants are exercisable, not all rights or warrants shall have been exercised, the Conversion Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of Common Shares actually issued.

                      (iv) If the corporation fixes a record date for the making of a distribution to all holders of its Common Shares of any of its assets, debt securities or other securities (other than Common Shares), or any rights or warrants to purchase any of the foregoing, the Conversion Price shall be adjusted in accordance with the formula:


                  C' = C x M-F
                           ---
                            M

where:

C'= the adjusted Conversion Price.

C = the current Conversion Price.

M = the current market price per Common Share on the record date mentioned below.

F = the fair market value on the record date of the assets, securities, rights or warrants applicable to one Common Share. The Directors shall determine such fair market value.

                            The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution. In the event that such distribution is not made, the Conversion Price then in effect shall be readjusted, effective as of the date when the Directors determine not to make such distribution, to the Conversion Price which would then be in effect if such record date had not been fixed. Such adjustment shall be made successively whenever such a record date is fixed. This subsection does not apply to cash dividends or cash distributions paid out of consolidated aggregate net income from and after January 1, 1987 as shown on the books of the corporation. Also, this subsection does not apply to distributions referred to in subsection 9(h) (ii) or to rights or warrants referred to in subsection 9(h)(iii). Notwithstanding the foregoing, in the event that the corporation shall distribute rights or warrants (other than those referred to in subsection 9(h)(iii) above) ("Rights") pro rata to holders of Common Shares, the corporation may, in lieu of making any adjustment pursuant to this subsection 9(h)(iv), make proper provision so that each holder of shares of Series I Preference Stock who converts such shares (or any portion thereof) after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the Common Shares issuable upon such conversion, a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of Common Shares equal to the number of Common Shares issuable upon such conversion is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of Common Shares into which the shares of Series I Preference Stock so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

                      (v) If the corporation issues Common Shares for a consideration per share less than the current market price per share on the date the corporation fixes the offering price of such additional shares, the Conversion Price shall be adjusted in accordance with the formula:

                         P
                         -
                     O + M
                     -----
               C' =  C x A

where:

C'= the adjusted Conversion Price.

C = the then current Conversion Price.

O = the number of Common Shares outstanding immediately prior to the issuance of such additional Common Shares.

P = the aggregate consideration received for the issuance of such additional
    Common Shares.

M = the current market price per Common Share on the date the corporation fixes the offering price of such additional Common Shares.

A = the number of Common Shares outstanding immediately after the issuance of such additional Common Shares.

                            The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. This subsection does not apply to (a) any of the transactions described in subsections 9(h) (iii) and 9(h)(iv), (b) the conversion of Series I Preference Stock, or the conversion or exchange of other securities convertible or exchangeable for Common Shares or (c) Common Shares issued upon the exercise of rights or warrants issued to the holders of Common Shares.

                      (vi) If the corporation issues any securities convertible into or exchangeable for Common Shares (other than securities issued in transactions described in subsections 9(h) (iii) and 9(h) (iv) or the Series I Preference Stock) for a consideration per Common Share initially deliverable upon conversion or exchange of such securities less than the current market price per share on the date the corporation fixes the offering price of such securities, the Conversion Price shall be adjusted in accordance with the formula:

                       P
                       -
                   O + M
                   -----
          C' = C x O + D

where:

C'=     the adjusted Conversion Price.

C =     the then current Conversion Price.

O = the number of Common Shares outstanding immediately prior to the issuance of such securities.

P = the aggregate consideration received for the issuance of such securities.

M = the current market price per Common Share on the date of issuance of such securities.

D = the maximum number of Common Shares deliverable upon conversion or in exchange for such securities at the initial conversion or exchange rate.

                            The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Common Shares deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, then the Conversion Price shall promptly be readjusted to the Conversion Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of Common Shares issued upon conversion or exchange of such securities.

                (i) In subsections 9(h) (iii), 9(h) (iv), 9(h) (v) and 9(h) (vi) the current market price per Common Share on any date is the average of the Quoted Prices (as hereinafter defined) of the Common Shares for the five consecutive trading days ending prior to such date. "Quoted Price" of the Common Shares means (i) if the Common Shares are listed on a securities exchange, the last reported closing sales price of the Common Shares on such exchange which shall be for consolidated trading if applicable to such exchange, (ii) if the Common Shares are quoted on the NASDAQ National Market System, the last reported closing sales price of the Common Shares on such System or (iii) if the Common Shares are not listed on a securities exchange or quoted on the NASDAQ National Market System, the last reported closing bid price of the Common Shares.

                (j) For purposes of any computation respecting consideration received pursuant to subsections 9(h) (v) and 9(h)(vi), the following shall apply:

                      (1) in the case of the issuance of shares of Common Shares for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the corporation for any underwriting of the issue or otherwise in connection therewith;

                      (2) in the case of the issuance of Common Shares for a
                consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive and described in a resolution of the Directors which shall be filed with the conversion agent; and

                      (3) in the case of the issuance of securities convertible
                into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the corporation for the issuance of such securities plus the additional minimum consideration, if any, to be received by the corporation upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

                (k) No adjustment in the conversion price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price; PROVIDED, HOWEVER, that any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

                All calculations under this Section 9 shall be made to the nearest cent or to the nearest one one-hundredth of a share, as the case may be.

                In any case in which this Section 9 shall require that an adjustment shall become effective immediately after a record date for an event, the corporation may defer until the occurrence of such event (1) issuing to the holder of any Series I Preference Stock converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (2) paying to such holder any amount in cash in lieu of a fractional Common Share pursuant to subsection 9(d); PROVIDED, HOWEVER, that the corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's rights to receive such additional Common Shares, and such cash, upon the occurrence of the event requiring such adjustment.

                (1) No adjustment need be made for a change in the par value or no par value of the Common Shares. To the extent the Series I Preference Stock becomes convertible into cash, no adjustment need be made thereafter as to the cash. Dividends will not accrue on the cash.

        No adjustment need be made (1) for issuances of Common Shares or securities convertible into Common Shares in connection with the corporation's plans adopted by the Directors and approved by the holders of Common Shares for the benefit of the employees of the corporation or its subsidiaries; and (2) for issuances pursuant to rights, warrants or convertible securities outstanding on or prior to the date of issuance of the Series I Preference Stock.

                (m) Whenever the Conversion Price is adjusted, the corporation shall promptly mail to holders of Series I Preference Stock a notice of adjustment. The corporation shall file with the conversion agent an Officers' Certificate (in the case of an adjustment under subsection 9(h) (ii), clauses (1), (2), or (3) or a certificate from the corporation's independent public accountants (in the case of all other adjustments) briefly stating the facts requiring the adjustment and the manner of computing it.

                (n) Whenever the Conversion Price is reduced, the corporation shall mail to holders of Series I Preference Stock a notice of the reduction. The corporation shall mail the notice at least 15 days before the date the reduced Conversion Price takes effect. The notice shall state the reduced Conversion Price and the period it will be in effect.

                (o) If:

                      (1) the corporation takes any action that would require an adjustment in the Conversion Price pursuant to subsections 9(h)
                (ii), 9(h) (iii), 9(h) (iv), 9(h) (v) or 9(h) (vi);

                      (2) the corporation is a party to a transaction of the
                nature contemplated by the first paragraph of subsection (p) hereof or upon the occurrence of any of the events contemplated by the second paragraph of subsection (p) hereof; or

                      (3) there is a liquidation or dissolution of the
                corporation;

the corporation shall mail to each holder of Series I Preference Stock a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a sale of Common Shares or of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The corporation shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

                (p) If the corporation is a party to a transaction subject to
        Section 6.01 of the Debenture Indenture, upon consummation of such transaction the Series I Preference Stock shall automatically become convertible into the kind and amount of securities, cash or other assets which the holder of shares of Series I Preference Stock would have owned immediately after such transaction if such holder had converted such shares of Series I Preference Stock immediately before the effective date of the transaction. Thereafter, the holders of Series I Preference Stock shall be entitled to appropriate adjustment with respect to their conversion rights to the end that the provisions set forth in subsection 9(h) shall correspondingly be made applicable, as nearly as may be reasonably possible, in relation to any shares of stock or other securities or property thereafter deliverable upon conversion of the Series I Preference Stock.

                In case of any reclassification or change of the Common Shares issuable upon conversion of the Series I Preference Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in the Common Shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the corporation in which the corporation is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the Common Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in the Common Shares into two or more classes or series of shares), the corporation shall take such steps as shall be necessary to provide that the holder of each share of Series I Preference Stock then outstanding shall have the right thereafter to convert such shares solely into the kind and amount of shares of stock, other securities, property or cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by a holder of the number of Common Shares into which such holder's shares of Series I Preference Stock might have been converted immediately prior to such reclassification, change, consolidation or merger.

                The successor to the corporation or the corporation, as the case may be, shall mail to holders of Series I Preference Stock a notice briefly stating the Conversion Price per Common Share or per share price of the security of the successor to the corporation.

                If this Section applies, subsections 9(h) (ii), 9(h)(iii), 9(h)(iv), 9(h)(v) and 9(h)(vi) do not apply. The foregoing, however, shall not in any way affect the rights a holder of shares of Series I Preference Stock may otherwise have, pursuant to the last sentence of subsection 9(h) (iv), to receive Rights upon conversion of such shares.

                (q) The conversion agent, if other than the corporation, has no duty to determine when an adjustment under this Section 9 should be made, how it should be made or what it should be. The conversion agent, if other than the corporation, makes no representation as to the validity or value of any securities or assets issued upon conversion of Series I Preference Stock. The conversion agent, if other than the corporation, shall not be responsible for the corporation's failure to comply with this Section. Each conversion agent other than the Company, shall have the same protection under this subsection 9(q) and shall be protected in relying upon any notice of adjustment described in subsection 9(m).

                (r) Before taking any action which would cause an adjustment reducing the Conversion Price below the then stated or par value of the Common Shares issuable upon conversion of the Series I Preference Stock, the corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the corporation may validly and legally issue fully paid and nonassessable shares of such Common Shares at such adjusted conversion price.

                (s) Notwithstanding any other provision of this Section 9 to the contrary, no adjustment to the Conversion Price shall be made as a result of (1) the conversion of the corporation's Series A Preferred Stock or the exercise of any warrants, options or other rights to acquire Common Shares outstanding, in either case, as of the date of issuance of the Series I Preference Stock (including the Common Share warrants issued to Drexel Burnham Lambert Incorporated in connection with the offering and sale of the Series I Preference Stock), regardless of whether the conversion price or exercise price of any such securities is such that upon conversion or exercise thereof an adjustment to the Conversion Price would otherwise be required by the terms of this Section 9 or (2) an adjustment in the conversion price or exercise price applicable to any such securities pursuant to the respective terms thereof.

                (t) The corporation hereby reserves and shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series I Preference Stock, such number of its duly authorized Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series I Preference Stock.

                (u) Upon conversion of Series I Preference Stock the stated capital of the Common Shares issued upon such conversion shall be the aggregate stated value thereof, and the stated capital of the corporation shall be correspondingly increased or reduced to reflect the difference between the par value of the Series I Preference Stock so converted and the stated value of the Common Shares issued upon conversion.

        Section 10. Limitation and Rights Upon Insolvency. Notwithstanding any other Provision of this Subdivision B-1, the corporation shall not be required to pay any dividend on, or to pay any amount in respect of any redemption of, the Series I Preference Stock at a time when immediately after making such payment the corporation is or would be rendered insolvent (as defined by applicable law), provided that the obligation of the corporation to make any such payment shall not be extinguished in the event the foregoing limitation applies.

                                SUBDIVISION B-2

                   EXPRESS TERMS OF THE CUMULATIVE REDEEMABLE
                       SERIAL PREFERENCE STOCK, SERIES II

        Section 1. Designation of Series. There is established hereby a series of Serial Preference Stock that shall be designated "Cumulative Redeemable Serial Preference Stock, Series II" (hereinafter sometimes called this "Series" or the "Series II Preference Shares") and that shall have the terms set forth in this Subdivision B-2.

        Section 2. Number of Shares. The number of shares of this Series shall be 200,000.

        Section 3. Dividend Rate and Payment.

                (a) The holders of record of Series II Preference Shares shall be entitled to receive, when and as declared by the Board of Directors in accordance with the terms hereof, subject to the prior preference with respect to dividends upon the corporation's Serial Preferred Stock set forth in Section 2 of Subdivision A, out of funds legally available for the purpose, cumulative quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Series II Preference Share or fraction of a Series II Preference Share in an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, one hundred times the aggregate per share amount of all cash dividends, and one hundred times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in Common Shares, or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Series II Preference Share or fraction of a Series II Preference Share. In the event the corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount of the quarterly dividend which holders of Series II Preference Shares were entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

                (b) Dividends shall begin to accrue and be cumulative on outstanding Series II Preference Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series II Preference Shares, unless the date of issue of such shares (i) is on or prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or (ii) is a Quarterly Dividend Payment Date or a date after the record date for the determination of holders of Series II Preference Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. No dividends shall be paid upon or declared and set apart for any Series II Preference Shares for any dividend period unless at the same time a dividend for the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or declared and set apart for all Serial Preference Stock of all series then outstanding and entitled to receive such dividend. The Board of Directors may fix a record date for the determination of holders of Series II Preference Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 40 days prior to the date fixed for the payment thereof.

        Section 4. Optional Redemption.

                        (a) Subject to the express terms of each series of
                 Serial Preference Stock and to the provisions of Section 5(c)
                 (3) of Subdivision B and in accordance with Section 3 of Subdivision B, the Series II Preference Shares shall be redeemable from time to time at the option of the Board of Directors of the corporation, as a whole or in part, at any time at a redemption price per share equal to one hundred times the then applicable Purchase Price as defined in that certain Rights Agreement, dated as of August 22, 1988 between the corporation and National City Bank (the "Rights Agreement"), as the same may be from time to time amended in accordance with its terms, which Purchase Price is $47.00 as of August 22, 1988, subject to adjustment from time to time as provided in the Rights Agreement. Copies of the Rights Agreement are available from the corporation upon request. In the event that fewer than all of the outstanding Series II Preference Shares are to be redeemed, the number of shares to be redeemed shall be as determined by the Board of Directors and the shares to be redeemed shall be selected pro rata or by lot in such manner as shall be determined by the Board of Directors.

                        (b) Any Series II Preference Shares purchased or
                 otherwise acquired by the corporation in any manner whatsoever, including, without limitation, by a redemption pursuant to Section 4.(a) hereof, shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Serial Preference Stock and may be reissued as part of a new series of Serial Preference Stock subject to

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        the conditions and restrictions set forth herein, in the Amended
        Articles of Incorporation, or in any other Certificate of Adoption of Amendment creating a series of Serial Preferred or Preference Stock or as required by law.

        Section 5. Liquidation.

                (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation (hereinafter referred to as a "Liquidation"), and subject to the prior preference with respect to distributions to holders of Serial Preferred Stock, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon Liquidation) to the Series II Preference Shares, unless, prior thereto, the holders of Series II Preference Shares shall have received at least an amount per share (rounded to the nearest cent) equal to, subject to the provision for adjustment hereinafter set forth, one hundred times the aggregate amount to be distributed per share to holders of Common Shares (the "Series II Liquidation Preference"), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not earned or declared, to the date of such payment.

                (b) In the event, however, that the net assets of the corporation are not sufficient to pay in full the amount of the Series II Liquidation Preference and the liquidation preferences of all other series of Serial Preference Stock, if any, which rank on a parity with the Series II Preference Shares as to distribution of assets in Liquidation, all shares of this Series and of such other series of Serial Preference Stock shall share ratably in the distribution of assets (or proceeds thereof) in Liquidation in proportion to the full amounts to which they are respectively entitled.

                (c) In the event the corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amounts to which holders of Series II Preference Shares were entitled to receive upon a liquidation immediately prior to such event pursuant to paragraph (a) above, shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

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



                (d) The merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, or the sale, lease or conveyance of all or substantially all the property or business of the corporation, shall not be deemed to be a Liquidation for the purposes of this Section 5.

        Section 6. Voting. The holders of Series II Preference Shares will have no voting rights except as otherwise provided in Section 5 of Subdivision B and as required by law.

        Section 7. Conversion Rights. The Series II Preference Shares shall not be convertible into Common Shares.

        Section 8. Fractional Shares. The corporation may issue fractions and certificates representing fractions of a Series II Preference Share in integral multiples of one one-hundredth of a Series II Preference Share, or in lieu thereof, at the election of the Board of Directors of the corporation, evidence such fractions by depositary receipts, pursuant to an appropriate agreement between the corporation and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences of the holders of Series II Preference Shares. In the event that fractional Series II Preference Shares are issued, the holders thereof shall have all the rights provided herein for holders of full shares of Series II Preference Shares in the proportion which such fractional share bears to a full share.

                                 SUBDIVISION C

                        COMMON SHARES WITHOUT PAR VALUE

        The Common Shares shall be subject to the express terms of the Serial Preferred Stock and any series thereof and to the express terms of the Serial Preference Stock and any series thereof. Each Common Share shall be equal to every other Common Share and the holders thereof shall have such rights as are provided by law and shall be entitled to one vote for each share held by them upon all questions presented to shareholders.

        Each of the Common Shares having a par value of $5.00 per share heretofore authorized and outstanding or held in the corporation's treasury immediately prior to the filing of this Certificate of Amendment is hereby changed into one Common Share without par value.

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



        ARTICLE V. Subject to the terms of Section 2(b) of Subdivision A and
Section 2(b) of Subdivision B of Article IV, the corporation may purchase or otherwise acquire, hold, redeem, cancel, retire, reissue and in any other manner deal in and with, and dispose of, from time to time and to the extent permitted by the laws of the State of Ohio, shares of any class issued by it. Such purchases may be made either in the open market or at private or public sale, and in such manner and amounts, from such holder or holders of outstanding shares of the corporation and at such prices as the Board of Directors of the corporation shall from time to time determine, and the Board of Directors is hereby empowered to authorize such purchases from time to time without any vote or other action of the holders of any class of shares now or hereafter authorized and outstanding at the time of any such purchase.

        ARTICLE VI. (A) Notwithstanding any provision of law now or hereafter in force requiring for any action the vote of a designated proportion of the voting power of a corporation, except as provided in paragraph (B) below and in the Code of Regulations, such action may be taken by the vote of the holders of shares entitling them to exercise two-thirds of the voting power of the corporation.

        (B) If a shareholder vote is required by law, the affirmative vote of the holders of shares entitling them to exercise eighty percent (80%) of the voting power of the corporation, given in person or by proxy at a meeting called for the purpose, shall be necessary:

                (a) to approve (i) the lease, sale, exchange, transfer or other disposition by the corporation of all, or substantially all, of its assets or business to a related company or an affiliate of a related company, or (ii) the consolidation of the corporation with or its merger into a related company or an affiliate of a related company, or (iii) the merger into the corporation of a related company or an affiliate of a related company, or (iv) a combination or majority share acquisition in which the corporation is the acquiring corporation and its voting shares are issued or transferred to a related company or an affiliate of a related company or to shareholders of a related company or an affiliate of a related company or an associated person; or

                (b) to approve any agreement, contract or other arrangement with a related company or an affiliate of a related company or an associated person providing for any of the transactions described in subparagraph
        (a) above; or

                (c) to adopt any amendment to these Amended Articles of Incorporation of the corporation which conflicts with any provision of the corporation's Code of Regulations; or

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


                (d) to effect any amendment of the Amended Articles of Incorporation of the corporation which changes any or all the provisions of this Article VI.

                For the purpose of this paragraph (B), (i) a "related company" in respect of a given transaction shall be any person, partnership, corporation or firm which, together with its affiliates and associated persons, owns of record or beneficially, directly or indirectly, in excess of five percent (5%) of the shares of any outstanding class of shares of the corporation entitled to vote upon such transaction, as of the record date used to determine the shareholders of the corporation entitled to vote upon such transactions; (ii) an "affiliate" of a related company shall be any individual, joint venture, estate, trust, partnership or corporation which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the related company; (iii) an "associated person" of a related company shall be any officer or director or any beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity security of such related company or any of its affiliates; and
        (iv) the terms "combination", "majority share acquisition" and "acquiring corporation" shall have the same meaning as that contained in
        Section 1701.01 of the Ohio General Corporation Law or any similar provision hereafter enacted.

                The determination of the Board of Directors of the corporation, based on information known to the Board of Directors and made in good faith, shall be conclusive as to whether any person, partnership, corporation, entity or firm is a related company or affiliate or associated person as defined in this paragraph (B).

        ARTICLE VII. These Amended Articles of Incorporation supersede and take the place of the heretofore Amended Articles of Incorporation and all amendments thereto.

        ARTICLE VIII. No holder of shares of the corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase shares of any class, now or hereafter authorized, or to purchase or subscribe for, securities convertible into or exchangeable for shares of the corporation or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares, except such rights of subscription or purchase, if any, at such price or prices and upon such terms and conditions as the Board of Directors in its discretion from time to time may determine.

        ARTICLE IX. The provisions of Section 1701.831 of the Ohio Revised Code relating to control share acquisitions shall not apply to the corporation.

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



                                  CERTIFICATE

        The undersigned, the duly elected and acting Secretary of The Lamson & Sessions Co., an Ohio corporation having its principal office at 25701 Science Park Drive, Beachwood, Cuyahoga County, Ohio 44122, does hereby certify that the foregoing is a true and correct copy of the Amended Articles of Incorporation of said corporation which were last amended by the Board of Directors of the corporation at a meeting duly called and held on August 22, 1988, and that the foregoing Amended Articles of Incorporation are in full force and effect on the date of this certificate.

        Date:   September 20, 1988


                                           /s/ Alan L. Miller
                                        -------------------------------
                                        Secretary of The Lamson
                                             & Sessions Co.

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